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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement of Digital Insight Corporation on Form S-3 of our report dated February 1, 2002 (relating to the financial statements of Virtual Financial Services, Inc.), included and incorporated by reference in Form 8-K/A of Digital Insight Corporation, and to the use of our report dated February 1, 2002 (relating to the financial statements of Virtual Financial Services, Inc.), appearing in the Prospectus, which is part of this Registration Statement.


  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

April 12, 2002